UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2012

GEOVIC MINING CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52646	20-5919886
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 17th Street, Suite 980 Denver, Colorado		80202
		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 476-6455

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensation Arrangements for Certain Officers.

(e) On May 29, 2012, Geovic Mining Corp. (the “Company”) entered into a one year Executive Employment Agreement with Michael T. Mason, the Company’s Chief Executive Officer. Mr. Mason’s previous one-year employment agreement had expired January 21, 2012. The Agreement is renewable annually on April 23 each year subject to 60 days written notice of termination by either party. Under the terms of the new agreement, Mr. Mason will receive:

  Annual salary at the rate of $275,000 per year;
  An award of up to 500,000 options with a term of ten years under the Company’s Second Amended and Restated Stock Option Plan, such option to be deemed to be non-qualified options;
  A one-time cash incentive bonus equal to 150% of the base salary, payable if during the term of the agreement, including any extension thereof approved by the Board of Directors, any one of a number of extraordinary corporate transactions are approved by the Board of Directors, including a merger of the Company, a transaction or a series of transactions in which a controlling interest in the company’s 60.5% subsidiary Geovic Cameroon, PLC is transferred by its shareholders to a third party, the Company transfers more than 50% ownership of its subsidiary Geovic Ltd. to a third party, or an agreement is reached to complete final financing arrangements including acceptable project debt financing for the Nkamouna Project in Cameroon; and
  A cash incentive bonus equal to 0.5% of transaction value for each of the following:
    The closing value received by the Company for any transaction for which the one-time cash incentive bonus described above would become payable; and
    The closing value received by the Company or any of its wholly owned subsidiaries related to the sale to a third party of equity (either new or existing shares) related to one or more of the Company’s exploration projects (not including Cameroon).

Upon termination of the Agreement and employment by the Company without cause or upon certain other circumstances, the Company shall pay to the executive, within 74 days of termination, a lump sum Termination Payment equal to one year base salary plus any earned bonus approved by the Board of Directors accrued to the time of termination. Upon a termination requiring the Company to make a Termination Payment to executive, all unvested stock purchase options awarded to executive under the Agreement shall immediately become 100% vested. Upon death of executive, executive’s heirs or estate shall be entitled only to receive an amount or amounts received by the Company from life insurance on executive’s life held by the Company in the face amount of the initial annual salary under the Agreement.

The above summary of the terms of the Executive Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Executive Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Geovic Mining Corp. (the “Company”) held on June 15, 2012, the proposals listed below were submitted to a vote of the Company’s stockholders. Each of the proposals was approved by the stockholders pursuant to the voting results set forth below.

(1) Election of the following persons as directors of the Company to serve until the 2012 annual meeting of stockholders:

Name	Votes For	Votes Withheld	Broker Non-Votes
William A. Buckovic	19,276,822	208,169	17,998,894
Robert J. MacDonald	18,988,118	496,873	17,998,894
Michael T. Mason	19,037,468	447,523	17,998,894
Paul D. Rose	19.270,172	214,819	17,998,894
Gregg J. Sedun	18,967,968	517,023	17,998,894

(2) Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,331,973	127,201	24,711	0

Item 7.01 Regulation FD Disclosure.

At the Annual Meeting, management made a presentation to the Company’s stockholders. A copy of the presentation presented at the Annual Meeting is furnished with this Current Report on Form 8-K as Exhibit 99.1

The information contained in Item 7.01 to this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1 99.1	Employment Agreement with Michael T. Mason, dated May 29, 2012 Management Presentation – 2012 GMC Annual Shareholder Meeting held June 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2012

GEOVIC MINING CORP.

By: /s/ Michael T. Mason
Name: Michael T. Mason
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1 99.1	Employment Agreement with Michael T. Mason, dated May 29, 2012 Management Presentation – 2012 GMC Annual Shareholder Meeting held June 15, 2012